EXHIBIT 24-B

POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints  Douglas D. Burkett, Ph. D. and Lawrence J. Batina, and each of them severally, as his attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his  behalf individually and in each such capacity stated below,  Zila, Inc.’s Annual Report on Form 10-K for the year ending July 31, 2003, and any amendments thereto, to be filed with the Securities and Exchange Commission, The NASDAQ Stock Market, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/DOUGLAS D. BURKETT	President and Chief Executive Officer and a Director	September 4, 2003

Douglas D. Burkett, Ph. D. Principal Executive Officer

	Vice President, Chief Financial Officer, Treasurer and Secretary	September 4, 2003

Lawrence J. Batina
Principal Financial and Accounting Officer

Directors

September 4, 2003

Morris C. Aaron

September 4, 2003

Christopher D. Johnson

September 4, 2003

Michael S. Lesser

September 4, 2003

John Edward Porter

September 4, 2003

S. Timothy Rose, D.D.S.

September 4, 2003

Kevin J. Tourek